As filed with the Securities and Exchange Commission on August 6, 2014.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	45-1836028
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Williams Center

Tulsa, Oklahoma 74172

(855) 979-2012

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Stephen E. Brilz, Esq.

Amy C. Flakne, Esq.

WPX Energy, Inc.

One Williams Center

Tulsa, Oklahoma 74172

(855) 979-2012

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

P.J. Himelfarb, Esq.

Weil, Gotshal & Manges LLP

200 Crescent Court, Suite 300

Dallas, TX 75201-6950

Telephone: 214-746-7811

Facsimile: 214-746-7777

Approximate date of commencement of proposed sale to public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended (“Exchange Act”). (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, par value $0.01 per share	481,157	20.68	$9,950,327	$1,282

(1)	Represents shares of Common Stock reserved for issuance upon the vesting of Restricted Stock Units issued pursuant to certain incentive compensation agreements to the selling stockholder, granted in connection with his appointment as President and Chief Executive Officer of the Company. This registration statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2)	Estimated solely for purpose of calculating the registration fee pursuant to the Securities Act, Rules 457(c), based on the average of the high and low prices of the registrant’s shares of Common Stock on the New York Stock Exchange on August 4, 2014.

PROSPECTUS

WPX Energy, Inc.

481,157 Shares of Common Stock

(Par Value of $0.01 Per Share)

This prospectus covers the sale or other disposition of up to 481,157 shares of common stock of WPX Energy, Inc., a Delaware corporation, that Richard E. Muncrief, or the selling stockholder, may offer from time to time. The shares of common stock being offered by the selling stockholder were issued to him pursuant to certain equity inducement awards in connection with Mr. Muncrief’s appointment as our President and Chief Executive Officer.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. We will bear the cost of the registration of these shares.

The selling stockholder, or its permitted transferees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The prices at which the selling stockholder may sell the shares will be determined by the prevailing market price for the shares, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. Please see the section titled “Plan of Distribution” for more information regarding the offering of the shares.

Our common stock is listed on the New York Stock Exchange under the symbol “WPX.” On August 4, 2014, the last reported sale price of our common stock was $21.13 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus and the “Risk Factors” section in the documents we incorporate by reference for a description of the risks you should consider before purchasing the common stock offered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 6, 2014.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933. Under this registration statement, the selling stockholder may sell, at any time and from time to time, in one or more offerings, up to 481,157 shares of our common stock described in this prospectus. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, as well as any accompanying prospectus supplement, any documents incorporated by reference herein or therein and any applicable free writing prospectus. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of the related matters.

You should rely only on the information provided in this prospectus and any prospectus supplement, together with any information incorporated by reference. Neither we nor the selling stockholder have authorized any person to provide you with any additional or different information. If given or made, any such other information or representation should not be relied upon as having been authorized by us or any selling stockholder. The selling stockholder is not making an offer to sell shares of our securities in any jurisdiction where an offer or sale is not permitted.

You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. The information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein or therein by reference is accurate only as of the date contained on the cover of such documents. Neither the delivery of this prospectus nor any accompanying prospectus supplement, nor any sale made under this prospectus and any accompanying prospectus supplement will, under any circumstances, imply that the information in this prospectus or any accompanying prospectus supplement is correct as of any date after this prospectus or any accompanying prospectus supplement. Our business, financial condition and results of operations may have changed since that date. Any information in such subsequent filings that is inconsistent with this prospectus or any accompanying prospectus supplement will supersede the information in this prospectus or any accompanying prospectus supplement.

In this prospectus, except as otherwise indicated or as the context otherwise requires, “WPX,” “we,” “our,” “the Company” and “us” refer to WPX Energy Inc., a Delaware corporation, and (unless the context otherwise requires) all of its subsidiaries.

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus or incorporated by reference herein. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the risks related to our business and investing in our common stock discussed under “Risk Factors” beginning on page 3 and the other information and documents incorporated by reference into this prospectus, including our consolidated financial statements and related notes thereto.

Overview

We are an independent natural gas and oil exploration and production company engaged in the exploitation and development of long-life unconventional properties. We are focused on profitably exploiting our significant natural gas reserves base and related natural gas liquids (“NGLs”) in the Piceance Basin of the Rocky Mountain region, and on developing and growing our oil positions in the Williston Basin in North Dakota and the San Juan Basin in the southwestern United States. Our other areas of domestic operations include natural gas plays in the Appalachian Basin in Pennsylvania, the San Juan Basin, and the Powder River Basin in Wyoming. In addition, we own a 69 percent controlling ownership interest in Apco Oil and Gas International Inc. (“Apco”), which holds oil and gas concessions in Argentina and Colombia and trades on the NASDAQ Capital Market under the symbol “APAGF.” Our international interests make up approximately 3 percent of our total proved reserves. In consideration of this percentage, unless specifically referenced herein, the information included in this section relates only to our domestic activity.

We have built a geographically diverse portfolio of natural gas and oil reserves through organic development and strategic acquisitions. Our proved reserves at December 31, 2013 were 4,905 one billion cubic feet of gas equivalent (“Bcfe”), comprised of 4,762 Bcfe in domestic reserves and 143 Bcfe in net international reserves. As of December 31, 2013, our domestic reserves reflect a mix of 76.2 percent natural gas, 13.0 percent crude oil and 10.8 percent NGLs. During 2013, we replaced our domestic production for all commodities at a rate of 162 percent. For oil alone, we replaced 547 percent of our oil production. Our Piceance Basin operations form the majority of our proved reserves and current production, providing a low-cost, scalable asset base.

We report financial results for two segments, our domestic segment and our international segment. Our international segment primarily consists of Apco. Except as otherwise specifically noted, either by a reference to Apco or to other international operations, the following description of our business is focused on our domestic segment, which is our dominant segment and which is central to an understanding of our business taken as a whole.

Our principal executive office is located at 3500 One Williams Center, Tulsa, Oklahoma 74172. Our telephone number is 855-979-2012. We maintain an Internet site at www.wpxenergy.com.

The Offering

On May 15, 2014, we granted to Richard E. Muncrief (i) a Time-Based Restricted Stock Unit Inducement Award Agreement for 192,463 Restricted Stock Units (“RSUs”) (the “Time-Based Award”) and (ii) a Performance-Based Restricted Stock Unit Inducement Award Agreement for 288,694 RSUs (the “Performance-Based Award,” together with the Time-Based Award, the “Equity Inducement Awards”) in connection with his appointment as President and Chief Executive Officer of the Company. For each RSU that vests, the selling stockholder has the right to receive one share of our common stock or cash payment equal to the value of one share of common stock. Subject to the terms and conditions of the Equity Inducement Awards (i) the Time-Based Award will fully vest on May 15, 2015, subject to his remaining an active employee through such date, and (ii)(A) 50% of the Performance-Based Award will vest if, at any time between May 15, 2014 and May 15, 2017 (the “Performance Period”), the closing trading price of the common stock on the New York Stock Exchange (the “Closing Price”) is equal to or exceeds 115% of $21.01 for twenty consecutive trading days, and (B) the remaining 50% of the Performance-Based Award will vest if, at any time during the Performance Period, the Closing Price equals or exceeds 130% of $21.01 for twenty consecutive trading days. Vested shares of common stock from the Performance-Based Awards, if any, will be issued to Mr. Muncrief on the applicable vesting date, but in no event earlier than May 15, 2016, and any such issuance is contingent on his remaining an active employee through such date.

Any unvested RSUs will be forfeited if the selling stockholder is terminated for cause.

Pursuant to the Equity Inducement Awards, we are filing this registration statement and prospectus with the SEC to cover shares of our common stock that may be issued to the selling stockholder upon vesting of the RSUs.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors set forth below and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014 and June 30, 2014, which are on file with the SEC and incorporated by reference in this prospectus. The risks and uncertainties we describe are not the only ones we face. If any of these risks, as well as other risks and uncertainties that are not yet identified or that we currently think are immaterial, actually occur, our business, financial condition, cash flows and results of operations could suffer materially and adversely. In that case, the trading price of our common stock could decline, and you might lose all or part of your investment.

Future issuances of our common stock may depress the price of our common stock.

In the future, we may issue our securities in connection with investments or acquisitions. The amount of shares of our common stock issued in connection with an investment or acquisition could constitute a material portion of our then outstanding shares of our common stock.

We do not anticipate paying any dividends on our common stock in the foreseeable future. As a result, you will need to sell your shares of common stock to receive any income or realize a return on your investment.

We do not anticipate paying any dividends on our common stock in the foreseeable future. Any declaration and payment of future dividends to holders of our common stock may be limited by the provisions of the Delaware General Corporation Law (“DGCL”). The future payment of dividends will be at the sole discretion of our Board of Directors and will depend on many factors, including our earnings, capital requirements, financial condition and other considerations that our Board of Directors deems relevant. As a result, to receive any income or realize a return on your investment, you will need to sell your shares of common stock. You may not be able to sell your shares of common stock at or above the price you paid for them.

Provisions of Delaware law and our charter documents may delay or prevent an acquisition of us that stockholders may consider favorable or may prevent efforts by our stockholders to change our directors or our management, which could decrease the value of your shares.

Section 203 of the DGCL and provisions in our amended and restated certificate of incorporation and amended and restated bylaws could make it more difficult for a third party to acquire us without the consent of our Board of Directors. These provisions include the following:

•	restrictions on business combinations for a three-year period with a stockholder who becomes the beneficial owner of more than 15 percent of our common stock;

•	restrictions on the ability of our stockholders to remove directors;

•	supermajority voting requirements for stockholders to amend our organizational documents; and

•	a classified Board of Directors.

Although we believe these provisions protect our stockholders from coercive or otherwise unfair takeover tactics and thereby provide an opportunity to receive a higher bid by requiring potential acquirers to negotiate with our Board of Directors, these provisions apply even if the offer may be considered beneficial by some stockholders. Further, these provisions may discourage potential acquisition proposals and may delay, deter or prevent a change of control of our company, including through unsolicited transactions that some or all of our stockholders might consider to be desirable. As a result, efforts by our stockholders to change our directors or our management may be unsuccessful.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and in any prospectus supplement include forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters.

All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements.

Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Estimates of proved natural gas and oil reserves;

•	Reserve potential;

•	Development drilling potential;

•	Cash flow from operations or results of operations;

•	Acquisitions or divestitures;

•	Seasonality of our business; and

•	Natural gas, NGLs and crude oil prices and demand.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	Availability of supplies (including the uncertainties inherent in assessing, estimating, acquiring and developing future natural gas and oil reserves), market demand, volatility of prices and the availability and cost of capital;

•	Inflation, interest rates, fluctuation in foreign exchange and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

•	The strength and financial resources of our competitors;

•	Development of alternative energy sources;

•	The impact of operational and development hazards;

•	Costs of, changes in, or the results of laws, government regulations (including climate change regulation and/or potential additional regulation of drilling and completion of wells), environmental liabilities, litigation and rate proceedings;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risk of our customers;

•	Risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of credit;

•	Risks associated with future weather conditions;

•	Acts of terrorism; and

•	Additional risks described in our filings with the Securities and Exchange Commission.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. Forward-looking statements speak only as of the date they are made. We disclaim any obligation to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

In addition to causing our actual results to differ, the factors listed above and referred to below may cause our intentions to change from those statements of intention set forth in this report. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. These factors are described in “Risk Factors.”

USE OF PROCEEDS

This prospectus relates to shares of common stock that may be offered and sold from time to time by the selling stockholder. We will not receive any proceeds from the sale of the common stock by the selling stockholder in this offering.

SELLING STOCKHOLDER

This prospectus relates to the offer and sale from time to time by the selling stockholder of up to 481,157 shares of our common stock. Such shares issued to the selling stockholder are subject to the vesting of the Equity Inducement Awards. The name and address of the selling stockholder is Richard E. Muncrief, c/o WPX Energy, Inc., One Williams Center, Tulsa, Oklahoma 74172. The following table sets forth information with respect to the shares beneficially owned by the selling stockholder, including:

•	the number of shares of our common stock owned by the selling stockholder prior to this offering;

•	the number of shares of our common stock to be owned upon completion of this offering, assuming all such shares are sold; and

•	if applicable, a description of the material relationship the selling stockholder has with us.

The information regarding shares owned after the offering assumes the sale of all shares offered by the selling stockholder. Except as otherwise disclosed herein, neither the selling stockholder nor any of his affiliates has, or within the past three years has had, any material relationship with us or any of our affiliates. The selling stockholder will not own one percent or more of our common stock after giving effect to this offering. The selling stockholder may sell all, some or none of his shares in this offering. See “Plan of Distribution.”

All information contained in the table below and the footnotes thereto is based upon information provided to us by the selling stockholder, and we have not independently verified this information.

Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock Owned After Offering
Richard E. Muncrief	826,684	(1)(2)	481,157	(3)	345,527

(1)	Represents (a) 121,167 options to purchase common stock, issued as an equity award under the Company’s 2013 Incentive Plan, at an exercise price of $21.45 per share, 40,389 shares of which vest on each of March 3, 2015, March 3, 2016 and March 3, 2017, (b) 70,120 time-based RSUs, issued as an equity award under the Company’s 2013 Incentive Plan, 23,373 shares of which vest on each of March 3, 2015, March 3, 2016 and March 3, 2017, (c) 140,240 performance-based RSUs, issued as an equity award under the Company’s 2013 Incentive Plan, which vest on March 3, 2017, (d) 481,157 shares of RSUs issued outside of the Company’s 2013 Incentive Plan, pursuant to the Equity Inducement Awards, and (e) 14,000 shares of common stock purchased on June 9, 2014 through multiple trades.
(2)	Assumes all of the RSUs issued under the Company’s 2013 Incentive Plan and all of the RSUs issued pursuant to the Equity Inducement Awards vest into common stock.
(3)	Assumes that the selling stockholder sells all of the shares offered by this prospectus and that prior to the sale of such shares the selling stockholder does not acquire additional shares or dispose of any shares beneficially owned by the selling stockholder that are not being offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

The selling stockholder, may, from time to time, sell, transfer or otherwise dispose of any or all of his shares hereby registered on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block

•	as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date the Registration Statement is declared effective by the SEC;

•	broker-dealers may agree with a selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The aggregate proceeds to the selling stockholder from the common stock offered by him will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with his agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. We are required to pay certain fees and expenses incurred by us incident to the registration of the shares.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholder, broker dealers or agents that participate in the sale common stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. A selling stockholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no underwriters or coordinating brokers acting in connection with the proposed sale of common stock by the selling stockholder.

To the extent required, the shares to be sold, the name of the selling stockholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and his affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Stephen E. Brilz, Vice President and Corporate Secretary.

EXPERTS

The consolidated financial statements of WPX Energy, Inc. appearing in WPX Energy, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2013 including the schedule appearing therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy our reports filed with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. Our SEC filings are also available to the public on the SEC’s Internet site at http://www.sec.gov. Our SEC filings can also be found on our website at http:// www.wpxenergy.com/investors. However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on or accessible through our website is not a part of this prospectus.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are deemed to have been furnished and not filed):

•	our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 27, 2014;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2013 from our Definitive Proxy Statement on Schedule 14A for our 2014 Annual Meeting of Stockholders, filed with the SEC on April 9, 2014;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, filed with the SEC on May 7, 2014 and August 6, 2014 respectively;

•	our Current Reports on Form 8-K (in all cases other than information furnished rather than filed pursuant to any Form 8-K) filed with the SEC on January 10, 2014, January 24, 2014, February 19, 2014, March 19, 2014, March 21, 2014, May 2, 2014, May 15, 2014, May 28, 2014, May 29, 2014 and July 31, 2014; and

•	the description of our common stock contained or incorporated by reference in our Form 10, as filed on October 20, 2011, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements of exhibits relating thereto furnished pursuant to Item 9.01)) after the date of this prospectus and prior to the sale of all the shares covered by this prospectus. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

All of our reports and corporate governance documents may also be obtained without charge by contacting Investor Relations, WPX Energy, Inc., 3500 One Williams Center, Tulsa, Oklahoma 74172.

PART II

INFORMATION NOT REQUIRED IN THIS PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, expected to be incurred by WPX Energy, Inc. (the “registrant”), in connection with the issuance and distribution of the offered securities. All of the amounts shown are estimates except the SEC registration fee:

SEC Registration Fee	$1,282
Printing Expenses	$8,000
Legal Fees and Expenses	$35,000
Accounting Fees and Expenses	$10,000
Miscellaneous	$0
Total	$54,282

Item 15.	Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that a director will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent that the Delaware General Corporation Law (“DGCL”) or any other law of the State of Delaware permits. If the DGCL or any other law of the State of Delaware is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director will be limited to the fullest extent permitted by the amended DGCL or other law, as applicable.

We are empowered by Section 145 of the DGCL, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending, or completed action, suit, or proceeding in which such person is made party by reason of their being or having been a director, officer, employee, or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Our bylaws provide for indemnification by us of our directors and officers to the fullest extent permitted by the DGCL.

The Company maintains, policies of insurance under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits, or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 16.	Exhibits

Exhibit	Description

3.1	Amended and Restated Certificate of Incorporation of WPX Energy, Inc. (incorporated herein by reference to Exhibit 3.1 to WPX Energy, Inc.’s Current report on Form 8-K (File No. 001-35322) filed with the SEC on January 6, 2012)

3.2	Amended and Restated Bylaws of WPX Energy, Inc. (incorporated herein by reference to Exhibit 3.1 to WPX Energy, Inc.’s Current report on Form 8-K (File No. 001-35322) filed with the SEC on March 21, 2014)

4.1	Form of Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to WPX Energy, Inc.’s Amendment No. 5 to Registration Statement on Form S-1 (File No. 333-173808) filed with the SEC on October 31, 2011)

4.2	Form of Time-Based Restricted Stock Unit Inducement Award Agreement between WPX Energy, Inc. and Richard E. Muncrief (incorporated herein by reference to Exhibit 10.5 to WPX Energy, Inc.’s Current report on Form 8-K (File No. 001-35322) filed with the SEC on May 2, 2014)

4.3	Form of Performance-Based Restricted Stock Unit Inducement Award Agreement between WPX Energy, Inc. and Richard E. Muncrief (incorporated herein by reference to Exhibit 10.6 to WPX Energy, Inc.’s Current report on Form 8-K (File No. 001-35322) filed with the SEC on May 2, 2014)

5.1	Opinion of Stephen E. Brilz*

23.1	Consent of Stephen E. Brilz (included in his opinion filed as Exhibit 5.1)*

23.2	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP*

24.1	Power of Attorney*

*	Filed herewith.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (i), (ii), (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tulsa, State of Oklahoma, on August 6, 2014.

WPX ENERGY, INC.

By:	/s/ J. Kevin Vann
	Name:	J. Kevin Vann
	Title:	Chief Financial Officer and Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the date indicated below.

Signature	Title	Date

/s/ Richard E. Muncrief Richard E. Muncrief	Director, President and Chief Executive Officer (principal executive officer)	August 6, 2014

/s/ J. Kevin Vann J. Kevin Vann	Chief Financial Officer and Senior Vice President (principal financial officer and principal accounting officer)	August 6, 2014

/s/ Dennis C. Cameron Dennis C. Cameron	Senior Vice President and General Counsel	August 6, 2014

/s/ Kimberly S. Bowers Kimberly S. Bowers*	Director	August 6, 2014

/s/ John A. Carrig John A. Carrig*	Director	August 6, 2014

/s/ William R. Granberry William R. Granberry*	Director	August 6, 2014

/s/ Robert K. Herdman Robert K. Herdman*	Director	August 6, 2014

/s/ Kelt Kindick Kelt Kindick*	Director	August 6, 2014

/s/ Karl F. Kurz Karl F. Kurz*	Director	August 6, 2014

/s/ Jack E. Lentz Jack E. Lentz*	Director	August 6, 2014

/s/ George A. Lorch George A. Lorch*	Director	August 6, 2014

/s/ William G. Lowrie William G. Lowrie*	Director, Chairman	August 6, 2014

/s/ David F. Work David F. Work*	Director	August 6, 2014

*	Stephen E. Brilz, by signing his name hereto, does sign this Registration Statement on behalf of the above-noted director or officer of WPX Energy, Inc. pursuant to a power of attorney duly executed by such director or officer, which has been filed as Exhibit 24.1 to this Registration Statement.

By:	/s/ Stephen E. Brilz
	Name:	Stephen E. Brilz
	Title:	Attorney-in-fact

EXHIBIT INDEX

Exhibit	Description

3.1	Amended and Restated Certificate of Incorporation of WPX Energy, Inc. (incorporated herein by reference to Exhibit 3.1 to WPX Energy, Inc.’s Current report on Form 8-K (File No. 001-35322) filed with the SEC on January 6, 2012)

3.2	Amended and Restated Bylaws of WPX Energy, Inc. (incorporated herein by reference to Exhibit 3.1 to WPX Energy, Inc.’s Current report on Form 8-K (File No. 001-35322) filed with the SEC on March 21, 2014)

4.1	Form of Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to WPX Energy, Inc.’s Amendment No. 5 to Registration Statement on Form S-1 (File No. 333-173808) filed with the SEC on October 31, 2011)

4.2	Form of Time-Based Restricted Stock Unit Inducement Award Agreement between WPX Energy, Inc. and Richard E. Muncrief (incorporated herein by reference to Exhibit 10.5 to WPX Energy, Inc.’s Current report on Form 8-K (File No. 001-35322) filed with the SEC on May 2, 2014)

4.3	Form of Performance-Based Restricted Stock Unit Inducement Award Agreement between WPX Energy, Inc. and Richard E. Muncrief (incorporated herein by reference to Exhibit 10.6 to WPX Energy, Inc.’s Current report on Form 8-K (File No. 001-35322) filed with the SEC on May 2, 2014)

5.1	Opinion of Stephen E. Brilz*

23.1	Consent of Stephen E. Brilz (included in his opinion filed as Exhibit 5.1)*

23.2	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP*

24.1	Power of Attorney*

*	Filed herewith.